Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Qlik Technologies Inc. 2010 Equity Incentive Plan of our reports dated February 28, 2012 with respect to the consolidated financial statements of Qlik Technologies Inc. and the effectiveness of internal control over financial reporting of Qlik Technologies Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 4, 2012